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                                                                    EXHIBIT 10.8

                        CONSTRUCTION MANAGEMENT AGREEMENT


         This Construction Management Agreement (the "Agreement") is made this 11th day of April, 2003, by and between SARDY HOUSE, LLC, a Colorado limited liability company (hereinafter "Owner"), and BLOCK 66, LLC, a Colorado limited liability company (hereinafter "Construction Manager").

         Owner and Construction Manager agree as set forth below:

         1. DESIGNATION OF BLOCK 66, LLC AS CONSTRUCTION MANAGER AND AGENT. Owner hereby irrevocably appoints Construction Manager as its Construction Manager and Agent. Construction Manager shall perform the duties and assume the responsibilities of construction manager by and through Frank S. Peters and Daniel D. Delano. Construction Manager shall have the complete and exclusive authority, subject to Owner's right to approve plans, specifications, and budgets as provided below, to contract for, supervise and direct all aspects of the Work (defined below) required in order to complete the renovation of the Sardy House in Aspen, Colorado. In that regard, Owner hereby appoints and constitutes Construction Manager as Owner's lawful attorney-in-fact to do any and every act that Owner might do in Owner's own behalf related to the Work, including the authorization to enter into contracts on behalf of Owner, to prosecute or defend any action or proceeding in connection with the Work. Owner covenants not to interfere in any manner with Construction Manager's performance hereunder, and agrees not to undertake any of the Work except through the Construction Manager pursuant to this Agreement, unless and until the Agreement is terminated as provided herein.

         2. CONSTRUCTION CONTRACTS. The Construction Manager is hereby authorized and directed, on behalf of Owner, to enter into "Construction Contracts" with such construction contractors or subcontractors, suppliers or vendors as Construction Manager may select to perform the Work (collectively, the "Contractors"). The Construction Contracts shall obligate Owner to pay for the Cost of the Work (defined below), together with a contractor's fee based on the Cost of the Work. The Construction Contracts shall obligate the Contractors to perform in a good and workmanlike manner and in compliance with all applicable federal, state, and local laws, ordinances, regulations, codes and orders, and to obtain, maintain, and provide evidence of comprehensive general liability insurance, errors and omissions insurance, builders' risk insurance, workmen's compensation insurance, unemployment insurance, and any other insurance coverage which may be required by the Construction Manager. In the event that any Contractor fails to adequately perform in the judgment of the Construction Manager, the Construction Manager is authorized to terminate the Construction Contract and to enter into a contract with another Contractor of the Construction Manager's choice who the Construction Manager reasonably believes is qualified and capable of completing the Work, in accordance with the approved plans and specifications and in a reasonable time.



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         3. THE WORK. The "Work" to be performed by Contractors and directed by the Construction Manager shall consist of the renovation and equipping of the Sardy House in Aspen, Colorado, in accordance with the plans and specifications set forth in EXHIBIT A, which plans and specifications are hereby approved by Owner. The date on which construction commences shall be determined by the Construction Manager. The parties agree that there shall be no material changes to the Work unless agreed to in writing by Owner and Construction Manager, which agreement shall establish the adjustment, if any, to the Cost of the Work for which Owner is responsible.

         4. COST OF THE WORK.

                  (a) The term "Cost of the Work" shall mean costs necessarily incurred by the Contractors in the performance of the Work. The Cost of the Work shall include only the items set forth below:

                           (1) The wages and benefits of individuals employed by
                  Contractors to perform the Work, together with Contractors' payroll and employment insurance costs.

                           (2) The cost, including transportation, of materials
                  incorporated or to be incorporated in the Work, including prepaid costs incurred by Owner prior to the commencement of construction, less any deposits previously paid by Owner.

                           (3) Payments made by Contractors to subcontractors in
                  accordance with the Construction Contracts.

                           (4) Costs of all temporary facilities, equipment and
                  hand tools not customarily owned by construction workers which are provided by the Contractors at the site of and fully consumed in the performance of the Work.

                           (5) Reasonable rental costs for necessary temporary
                  facilities, machinery and equipment used at the site of the Work, whether rented from the Contractors or others.

                           (6) Cost of removal of debris from the site of the
                  Work.

                           (7) Fees and assessment for the building permit and
                  for other permits necessary for the prosecution of the Work for which the Contractors are required to pay.

                           (8) Cost incurred in taking action to prevent
                  threatened damage, injury or loss in the case of an emergency affecting the safety of persons and property, unless caused by the fault, neglect or intentional act of the Contractors.



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                           (9) Sales, use or similar taxes imposed by a
                  governmental authority which are directly related to the Work and for which the Contractors are liable, except for income or franchise taxes.

                  (b) Although Owner has or is obligated to pay all of the following items, except (4), the term "Cost of the Work" shall not include:

                           (1)      The Contractors' fees.

                           (2)      The Construction Manager's Fee.

                           (3)      Tap fees for water and sewer service.

                           (4) Contractors' general overhead expenses (i.e., principal office and clerical personnel).

                           (5)      The fees of the architect and other
                  consultants, engineers, planners or attorneys employed by Owner.

                  (c) Any estimates of the Cost of the Work prepared by the Construction Manager represent the Construction Manager's best judgment as a person or entity familiar with the construction industry. It is recognized, however, that neither the Construction Manager nor the Owner has control over the cost of labor, materials, equipment, or Contractors' methods of determining subcontractor bid prices, or over market or negotiating conditions. Accordingly, the Construction Manager cannot and does not warrant or represent that the actual Cost of the Work will not vary from the estimates prepared by the Construction Manager.

                  (d) No fixed limit of Construction Cost shall be established as a condition of this Agreement or by the preparation and submittal to Owner of Cost of Work estimates.

         5.       PROGRESS PAYMENTS.

                  (a) No more frequently than once each month, each Contractor shall submit a "Request for Payment" to the Construction Manager which includes: (1) Copies of receipts for materials, temporary facilities, equipment, furnishings, tools and other items utilized in the Work; (2) invoices for labor performed in the Work; and (3) mechanics' lien waivers for all applicable labor and materials for which payment is requested. No Request for Payment shall include any amount which was part of a previous request. The Request for Payment shall include each Contractor's fee.

                  (b) The Construction Manager shall review and approve each Request for Payment and, upon approval, shall submit the summary of the Request for Payment to the Owner. Upon the request of Owner, the Summary Request for Payment and supporting documents shall be sent to Owner's lender at the same time that it is sent to Owner.

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         Owner or Owner's lender shall pay the approved Request for Payment, together with the Construction Manager's Fee, as provided below, within fifteen (15) days after mailing or delivery. Payment shall be submitted to the Construction Manager who shall pay the Contractors. Owner shall be liable for the payment of interest at the rate of eighteen percent (18%) per annum on any Requests for Payment from and after the date due.

                  (c) The Construction Manager's submission of a Summary Request for Payment shall constitute a representation to Owner that, to the best of the Construction Manager's knowledge, information and belief, the Work has progressed to the point indicated and the quality of the Work is in accordance with the Construction Contracts and that the Contractors are entitled to payment in the amount requested.

                  (d) The submission of a Summary Request for Payment shall not be a representation that the Construction Manager has: (1) reviewed copies of requisitions received from subcontractors and material suppliers to substantiate the Contractors' right to payment, or (2) ascertained how or for what purpose the Contractors have used money previously paid by Owner.

                  (e) Final payment to the Contractors shall be due and payable ten (10) days after mailing or delivery of a Certificate of Occupancy for the Sardy House and a certificate executed by the Construction Manager certifying that the Construction Manager has conducted a final inspection of the Work, that the Contractors has satisfied any punch list items, and that the Work is complete.

         6. CONSTRUCTION MANAGER'S COMPENSATION. In consideration of Construction Manager's performance hereunder, Owner shall pay the Construction Manager a fee in the amount of $75.00 per hour for the time Frank S. Peters and Daniel D. Delano have incurred pursuant to this Agreement, together with reimbursement for the cost of insurance related to the Work provided by Construction Manager and reasonable out-of-pocket expenses. The "Construction Manager's Fee" shall be payable to the Construction Manager in monthly installments along with progress payments for the Work as provided in paragraph 5(b), above, based upon hours of work. The final installment of the Construction Manager's Fee shall be paid along with the final payment to Contractors for the Cost of the Work as provided in paragraph 5(e) above.

         7. CONSTRUCTION MANAGER'S RESPONSIBILITIES AND AUTHORITY.

                  (a) The Construction Manager shall provide sufficient organization, personnel and management to carry out the requirements of this Agreement in an expeditious and economical manner consistent with the interests of the Owner.

                  (b) The Construction Manager shall prepare and provide to Owner a schedule for the anticipated commencement and completion of the Work prior to the commencement of construction, along with an estimate of the Cost of the Work.



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                  (c) The Construction Manager shall provide Owner with periodic updates of the construction schedule and revised estimates of the Cost of the Work.

                  (d) The Construction Manager shall maintain accounting records which verify the actual Cost of the Work performed, which shall be available for review by Owner upon reasonable notice.

                  (e) The Construction Manager shall determine in general that the Work of the Contractors is being performed in accordance with the requirements of the Construction Contracts, endeavoring to guard the Owner against defects and deficiencies in the Work. As appropriate, the Construction Manager shall have authority from the Owner to require independent inspections or testing of the Work in accordance with the provisions of the Construction Contracts, whether or not such Work is fabricated, installed or completed. The Construction Manager may reject Work which does not conform to the requirements of the Construction Contracts.

                  (f) The Construction Manager shall not have control over or charge of and shall not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the activities of the Contractors since these are solely the Contractors' responsibility. The Construction Manager shall not be responsible for the failure of the Contractors to carry out the Work in accordance with the Construction Contracts. The Construction Manager shall not have control over or charge of acts or omissions of the Contractors, or their agents or employees, or any other persons performing portions of the Work not directly employed by the Construction Manager.

                  (g) The Construction Manager shall obtain certificates of insurance for the coverages required by the Construction Contracts from the Contractors and shall keep them on file in its office. Owner shall be named insured with respect to required coverages.

                  (h) The Construction Manager shall coordinate the correction and completion of the Work. Following substantial completion of the Work, the Construction Manager shall conduct an inspection and shall provide the Contractors with a "punch list" of items to be corrected or completed, and shall provide Owner with a Substantial Completion Report, including an anticipated date for final completion and issuance of a Certificate of Occupancy.

                  (i) The Construction Manager shall secure and transmit to the Owner warranties and similar submittals required by the Construction Contracts and deliver all keys, manuals, record drawings and as-built plans to Owner within a reasonable time after completion thereof.

         8. TERMINATION OF CONSTRUCTION MANAGER AGREEMENT. This Agreement may only be terminated by Owner, upon not less than 30 days written notice, should the Construction

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Manager fail substantially to perform in accordance with the terms of this
Agreement, through no fault of the Owner. The Construction Manager shall not be entitled to terminate this Agreement for non-performance by Owner, but may seek injunctive relief and/or damages. In the event of any litigation arising out of this Agreement, the Court may award, to the prevailing party, its reasonable costs and expenses, including attorney fees.

         9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior and contemporaneous agreements, representations and understandings of the parties regarding the subject matter of this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.

         10. BINDING EFFECT/ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, successors and assigns. Construction Manager may not assign its rights hereunder, without the prior written consent of Owner, which consent can be withheld for any reason.

         11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, and the parties hereby consent to the exclusive jurisdiction of the Colorado state courts in the event of any controversy or suit arising hereunder. Venue shall be in Pitkin County, Colorado.

         12. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         13. NOTICES. All notices and other communications tendered in connection with this Agreement shall be in writing, and shall be deemed to have been duly given when delivered in person or by telefax, or on the third (3rd) day after mailing, if mailed registered or certified mail, postage prepaid and properly addressed as follows:

                  To Owner at:                       Sardy House, LLC
                                                     128 East Main Street
                                                     Aspen, CO 81611

                  To Construction Manager at:        Block 66, LLC
                                                     128 East Main Street
                                                     Aspen, CO 81611

         14. RECORDING. The parties agree that this Agreement shall not be recorded in the public records.

         15. NOTICE OF ACCEPTANCE/BINDING CONTRACT. This proposal shall expire unless accepted in writing by Owner as evidenced by Owner's signature below, and unless the Construction Manager receives notice of such acceptance on or before 5:00 p.m. MDT, on

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April 14, 2003. Upon execution of this Agreement by both Owner and Construction
Manager, this instrument shall become and be deemed a binding contract between Owner and Construction Manager. The effective date of this Agreement shall be the date of execution by Owner. In no event shall any time periods under this Agreement begin to run until this document has been fully executed by both Construction Manager and Owner.


OWNER:
SARDY HOUSE, LLC
BY: BLOCK 66, LLC

By:    /s/ Frank S. Peters                            April 11, 2003
       -------------------------------------      ------------------------------
       Frank S. Peters, Manager                   Date of Owner's Signature



CONSTRUCTION MANAGER:
BLOCK 66, LLC


By:    /s/ Daniel D. Delano                           April 11, 2003
       -------------------------------------      ------------------------------
       Daniel D. Delano, Manager                  Date of Construction Manager's
                                                  Signature













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                                    EXHIBIT A

                             SARDY HOUSE RENOVATION

                            Plans and Specifications